Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-31830, 333-67806, 333-99243, 333-106105, 333-117108, 333-128141, 333-138618, 333-151238, 333-184058 and 333-223768) on Form S-8 of our report dated February 23, 2024, with respect to the consolidated financial statements and financial statement schedule II of Exponent, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
February 23, 2024